Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Delaware Group® Tax-Free Fund of our reports dated October 19, 2020, relating to the financial statements and financial highlights, which appear in Delaware Tax-Free USA Fund and Delaware Tax-Free USA Intermediate Fund’s Annual Reports on Form N-CSR for the year ended August 31, 2020. We also consent to the references to us under the headings “Financial Highlights” and “Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

December 28, 2020

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Voyageur Mutual Funds of our reports dated October 19, 2020, relating to the financial statements and financial highlights, which appear in Delaware Tax-Free California Fund, Delaware Tax-Free Idaho Fund, Delaware Minnesota High-Yield Municipal Bond Fund, Delaware National High-Yield Municipal Bond Fund and Delaware Tax-Free New York Fund’s Annual Reports on Form N-CSR for the year ended August 31, 2020. We also consent to the references to us under the headings “Financial Highlights” and Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
December 28, 2020